EXHIBIT 99

Debt Summary Schedule

			INTEREST	12/31/08	MATURITY	YEARS TO
PROPERTY		LENDER	RATE	BALANCE	DATE	MATURITY

FIXED RATE SECURED

Heritage Square		Centerline - Fannie Mae	5.150	6,067,649	07/01/09	0.50
Blackhawk		M&T Realty - Freddie Mac	5.060	12,747,960	12/01/09	0.92
Braddock Lee		Prudential-Fannie Mae	4.575	20,452,684	01/01/10	1.00
Elmwood Terrace		Centerline - Fannie Mae	5.300	20,260,042	01/01/10	1.00
Glen Manor		Prudential-Fannie Mae	5.065	5,570,490	01/01/10	1.00
Hill Brook Apts		M&T Realty - Freddie Mac	5.210	10,759,269	01/01/10	1.00
Lakeview		Prudential-Fannie Mae	4.575	8,321,998	01/01/10	1.00
Pleasure Bay		Prudential-Fannie Mae	4.575	14,467,602	01/01/10	1.00
Ridley Brook		Prudential-Fannie Mae	4.865	9,274,716	01/01/10	1.00
Windsor Realty		Prudential-Fannie Mae	4.575	4,479,712	01/01/10	1.00
Multi-Property		M&T Realty - Freddie Mac	7.575	45,400,000	05/01/10	1.33
East Meadow Apartments - 2nd		M&T Realty - Freddie Mac	5.550	6,015,278	05/01/10	1.33
Selford Townhomes - 2nd		M&T Realty - Freddie Mac	5.550	4,598,922	05/01/10	1.33
Seminary Hill - 2nd		M&T Realty - Freddie Mac	5.550	10,381,961	05/01/10	1.33
South Bay/Woodmont - 2nd		M&T Realty - Freddie Mac	5.550	5,706,291	05/01/10	1.33
Tamarron Apartments - 2nd		M&T Realty - Freddie Mac	5.550	7,688,791	05/01/10	1.33
The Manor (VA) - 2nd		M&T Realty - Freddie Mac	5.550	6,727,941	05/01/10	1.33
Cider Mill - 1st	(1)	Deutsche Bank - Freddie	4.720	39,971,045	10/01/10	1.75
Cider Mill - 2nd		Deutsche Bank - Freddie	5.180	17,505,080	10/01/10	1.75
Cider Mill - 3rd		Deutsche Bank - Freddie	4.810	8,869,940	10/01/10	1.75
Home Properties of Devon		Prudential-Fannie Mae	7.500	28,892,000	10/01/10	1.75
The Heights at Marlborough - 1st	(1)	Deutsche Bank - Freddie	5.420	22,001,743	10/01/10	1.75
The Heights at Marlborough - 2nd		Deutsche Bank - Freddie	4.890	5,289,189	10/01/10	1.75
Trexler Park		Prudential-Fannie Mae	7.500	10,140,000	10/01/10	1.75
William Henry		NorthMarq - Freddie	5.310	21,697,740	12/01/10	1.92
Multi-Property		Prudential-Fannie Mae	7.250	32,978,000	01/01/11	2.00
Multi-Property		Prudential-Fannie Mae	6.360	8,141,000	01/01/11	2.00
Multi-Property		Prudential-Fannie Mae	6.160	58,881,000	01/01/11	2.00
Orleans Village - 1st		Prudential-Fannie Mae	6.815	43,745,000	01/01/11	2.00
Orleans Village - 2nd		Prudential-Fannie Mae	5.360	22,248,000	01/01/11	2.00
Sherry Lake		Capmark - Freddie Mac	5.180	18,706,418	01/01/11	2.00
Bayview Apartments		M&T Realty - Freddie Mac	4.950	11,094,008	03/01/11	2.16
New Orleans/Arbor Crossing		Prudential-Fannie Mae	4.860	18,503,670	03/01/11	2.16
Racquet Club East - 1st		Prudential-Fannie Mae	6.875	20,574,527	04/01/11	2.25
Racquet Club East - 2nd		Prudential-Fannie Mae	5.490	10,073,475	04/01/11	2.25
Timbercroft Townhomes 1 - 1st		Capmark - HUD	8.500	283,757	05/01/11	2.33
The Meadows at Marlborough	(1)	Prudential - Fannie Mae	5.500	20,451,634	08/01/11	2.58
Lake Grove - 1st		Prudential-Fannie Mae	6.540	25,039,345	12/01/11	2.92
Lake Grove - 2nd		Prudential-Fannie Mae	5.510	10,802,655	12/01/11	2.92
Mount Vernon Square	(1)	KeyBank RE Cap-Fannie	5.490	87,100,989	01/01/12	3.00
Multi-Property Notes Pay		Seller Financing	4.000	332,665	02/01/12	3.09
Timbercroft III - 1st		Capmark - HUD	8.000	457,641	02/01/12	3.09
Castle Club Apartments		NorthMarq - Freddie	7.080	6,429,099	05/01/12	3.33
Gateway Village		Prudential-Fannie Mae	6.885	6,638,803	05/01/12	3.33
The Colonies		Prudential-Fannie Mae	7.110	19,314,139	06/01/12	3.42
Lakeshore Villas		M&T Realty - Freddie Mac	6.850	4,763,184	07/01/12	3.50
Sunset Gardens - 1st		M&T Realty - Freddie Mac	6.830	5,602,130	07/01/12	3.50
Sunset Gardens - 2nd		M&T Realty - Freddie Mac	5.520	2,686,213	07/01/12	3.50
Woodholme Manor		Prudential-Fannie Mae	7.165	3,578,783	07/01/12	3.50
Regency Club - 1st	(1)	Centerline - Fannie Mae	4.840	17,471,163	10/01/12	3.75
Regency Club - 2nd		Centerline - Fannie Mae	4.950	7,474,368	10/01/12	3.75
Liberty Place	(1)	CW Capital- Fannie	5.710	6,193,469	11/01/12	3.84
Hackensack Gardens - 1st		Wash Mutual-Fannie Mae	5.260	4,566,251	03/01/13	4.17
Hackensack Gardens - 2nd		Wash Mutual-Fannie Mae	5.440	4,419,137	03/01/13	4.17
Barrington Gardens		Wachovia - Freddie	4.960	11,357,308	04/01/13	4.25
Topfield Apartments		M&T Realty-Fannie Mae	5.300	6,131,944	04/01/13	4.25
Canterbury Apartments - 1st		M&T Realty-Fannie Mae	5.020	27,955,512	05/01/13	4.33
Canterbury Apartments - 2nd		M&T Realty-Fannie Mae	6.460	17,033,065	05/01/13	4.33
Multi-Property		Prudential - Fannie Mae	6.475	100,000,000	08/31/13	4.67
Heritage Woods Apts	(1)	MMA Realty - Fannie	5.290	4,949,335	09/01/13	4.67
Saddle Brook Apts. - 1st	(1)	Wells Fargo - Fannie Mae	5.840	27,460,687	11/01/13	4.84
Saddle Brook Apts. - 2nd	(1)	Wells Fargo - Fannie Mae	6.290	3,272,824	11/01/13	4.84
Falkland Chase		Centerline - Fannie Mae	5.480	12,931,811	04/01/14	5.25
The Apts. At Wellington Trace		M&T Realty - Freddie Mac	5.520	24,810,213	04/01/14	5.25
Hawthorne Court		Centerline - Fannie Mae	5.270	35,933,701	07/01/14	5.50
Curren Terrace - 1st		M&T Realty - Freddie Mac	5.360	14,024,374	10/01/14	5.75
Curren Terrace - 2nd		M&T Realty - Freddie Mac	5.090	10,113,903	10/01/14	5.75
Westchester West - 1st	(1)	Deutsche Bank - Freddie	6.150	27,169,400	03/01/15	6.17
Westchester West - 2nd	(1)	Deutsche Bank - Freddie	6.640	7,567,764	03/01/15	6.17
Stratford Greens		North Fork Bank	5.750	32,110,155	07/01/15	6.50
Sayville Commons		M&T Realty - Freddie Mac	5.000	41,324,895	08/01/15	6.59
Cypress Place Apartments		Prudential-Fannie Mae	6.555	10,440,654	11/01/15	6.84
Golf Club Apartments		Prudential-Fannie Mae	6.380	33,693,794	11/01/15	6.84
Northwood Apartments		M&T Realty - Freddie Mac	5.500	10,675,000	12/01/15	6.92
Cinnamon Run - 1st		M&T Realty - Freddie Mac	5.250	51,625,483	01/01/16	7.01
Cinnamon Run - 2nd		M&T Realty - Freddie Mac	5.550	5,343,416	01/01/16	7.01
Peppertree Farm - 1st		M&T Realty - Freddie Mac	5.250	79,461,786	01/01/16	7.01
Peppertree Farm - 2nd		M&T Realty - Freddie Mac	5.550	1,943,056	01/01/16	7.01
The Hamptons/Vinings at Hamptons		Prudential-Fannie Mae	5.565	52,628,828	02/01/16	7.09
Devonshire - 1st		Wachovia - Fannie Mae	5.600	38,490,824	04/01/16	7.25
Devonshire - 2nd		Wachovia - Fannie Mae	6.235	8,533,000	04/01/16	7.25
Mid-Island		Prudential-Fannie Mae	5.480	19,913,000	04/01/16	7.25
Owings Run 1 & 2		Prudential-Fannie Mae	5.590	43,081,000	04/01/16	7.25
Country Village		Centerline - Fannie Mae	5.520	19,316,566	06/01/16	7.42
Fox Hall Apartments		Columbia Nat'l - Freddie	5.610	47,000,000	06/01/17	8.42
Mill Towne Village		Prudential-Fannie Mae	5.990	24,239,000	09/01/17	8.67
Royal Gardens Apts.		M&T Realty - Freddie Mac	5.830	47,000,000	11/01/17	8.84
Village Square 1, 2 & 3		Prudential-Fannie Mae	5.810	39,285,000	12/01/17	8.92
Chatham Hill		M&T Realty - Freddie Mac	5.590	45,000,000	01/01/18	9.01
Seminary Towers Apartments		Prudential-Fannie Mae	5.485	53,515,000	07/01/18	9.50
Bonnie Ridge - 1st		Prudential Life	6.600	13,177,080	12/15/18	9.96
Bonnie Ridge - 2nd		Prudential Life	6.160	18,460,672	12/15/18	9.96
Bonnie Ridge - 3rd		Prudential Life	6.070	25,575,510	12/15/18	9.96
Westwood Village		M&T Realty - Freddie Mac	5.680	47,995,000	01/01/19	10.01
Ridgeview at Wakefield Valley		M&T Realty - Freddie Mac	5.750	18,780,000	01/01/19	10.01
The Sycamores		M&T Realty - Freddie Mac	5.710	21,900,000	01/01/19	10.01
Timbercroft III - 2nd		M & T Realty - HUD	8.375	2,524,864	06/01/19	10.42
Timbercroft Townhomes 1 - 2nd		M & T Realty - HUD	8.375	1,714,191	06/01/19	10.42
Dunfield Townhomes		Centerline - HUD	5.250	12,703,234	09/01/28	19.68
Highland House	(1)	Arbor Comml - Fannie	6.320	6,252,206	01/01/29	20.02
Westwoods	(1)	Capstone Realty - HUD	5.940	3,653,407	06/01/34	25.43
Briggs-Wedgewood	(2)	Berkshire Mtg - HUD	6.000	16,269,486	11/01/34	25.85

WTD AVG - FIXED SECURED			5.772	2,056,176,514		5.46

VARIABLE RATE SECURED
Falkland Chase BMA Index + 1.10		MontCtyHOC-Fannie Mae	1.738	24,695,000	10/01/30	21.76
Adjusts Weekly
Virginia Village - Freddie 30d Ref + 1.99		Wachovia - Freddie Mac	2.240	31,459,984	07/01/15	6.50
Adjusts Monthly

WTD AVG - VARIABLE SECURED			2.019	56,154,984		13.21

WTD AVG - TOTAL SECURED DEBT			5.672	2,112,331,498		5.66

FIXED RATE UNSECURED
Exchangeable Senior Notes			4.125	140,000,000	11/01/26	17.85

VARIABLE RATE UNSECURED - LINE OF CREDIT
Unsecured Line of Credit		M and T Bank et. al.	1.186	71,000,000	09/01/09	0.67
Adjusts Daily 30 LIBOR + 75

TOTAL COMBINED DEBT			5.442	$2,323,331,498		6.24

% OF PORTFOLIO - FIXED				94.5%

WTG AVG - TOTAL SECURED DEBT			5.672			5.66
WTD AVG - TOTAL PORTFOLIO			5.442			6.24

(1)	General ledger balance and rate have been adjusted pursuant to FAS #141 to reflect fair market value of debt.
(2)	Affordable general partner minority interest property consolidated pursuant to FIN 46R.

UNENCUMBERED PROPERTIES				FIXED RATE - MATURING DEBT SCHEDULE
					MATURING	WTD AVG	% OF
				YEAR	DEBT	RATE	TOTAL
Beechwood Gardens	160	Stone Ends Apts	280	2008	-
Cambridge Village	82	The Brooke at Peachtree	146	2009	18,815,609	5.09	0.92%
Courtyards Village	224	The Colony	783	2010	334,472,434	5.69	16.27%
East Hill Gardens	33	The Coves at Chesapeake	469	2011	301,522,490	6.13	14.66%
Gardencrest	696	The Landings	384	2012	168,042,647	5.83	8.17%
Glen Brook	177	The Townhomes of Beverly	204	2013	207,146,063	6.00	10.07%
Holiday Square	144	The Village at Marshfield	276	2014	97,814,002	5.36	4.76%
Jacob Ford Village	270	Trexler Park West	216	2015	162,981,661	5.83	7.93%
Liberty Commons	120	Wayne Village Apartments	275	2016	320,336,959	5.45	15.58%
Morningside Heights	1050	Woodleaf Apartments	228	2017	157,524,000	5.78	7.66%
Racquet Club South	103	Yorkshire Village	40	2018 - 2042	287,520,649	5.80	13.98%
Southern Meadows	452			TOTAL	$2,056,176,514	5.77	100.00%
Total Unencumbered Properties:	23	Total Units:	6,812